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                                                                      EXHIBIT 15


                             CANISCO RESOURCES, INC.

                                  July 19, 2000

Kenny Industrial Services, L.L.C.
Canisco Acquisition, Inc.
414 N. Orleans, Suite 202
Chicago, Illinois 60610
Attention: Chief Executive Officer

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger ("Merger Agreement") dated as of June 28, 2000, by and among Kenny Industrial Services, L.L.C. ("Parent"), Canisco Acquisition, Inc. ("Merger Subsidiary"), and Canisco Resources, Inc. (the "Company"). Capitalized terms used but not defined in this letter shall have the same meanings set forth in the Merger Agreement.

     Section 7.1(d)(i) of the Merger Agreement states that the Operating Board of Parent may terminate the Merger Agreement until July 19, 2000, if it discovers any information which would result in a breach of any of the Company's representations or warranties contained in the Merger Agreement during its financial, operating, environmental, tax, accounting business, and legal due diligence review of the Company.

     The parties to the Merger Agreement hereby agree that the date contained in
Section 7.1(d)(i) of the Merger Agreement shall be extended until July 21, 2000, for the sole purpose of Parent conducting further due diligence review related to insurance matters and an explanation of margin improvement in 3/31/01 budgeted financials versus 3/31/00 actual financials.


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     The agreements contained in this letter shall be of the same force and effect as if they were contained in the Merger Agreement.


                                                Sincerely,


                                                CANISCO RESOURCES, INC.
                                                By: /s/ Ted Mansfield
                                                    ---------------------------
                                                Name: Ted Mansfield
                                                      -------------------------
                                                Its: President
                                                     --------------------------

Agreed to and accepted on July 19, 2000:

KENNY INDUSTRIAL SERVICES, L.L.C.
By: /s/ Michael G. Rothman
    ---------------------------
Name: Michael G. Rothman
      -------------------------
Its: Chief Executive Officer
     --------------------------

CANISCO ACQUISITION, INC.
By: /s/ Michael G. Rothman
    ---------------------------
Name: Michael G. Rothman
      -------------------------
Its: President
     --------------------------